UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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FOREST LABORATORIES, INC.
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Forest Labs We Believe Icahn’s August 8, 2011

Icahn’s th Filings Continue to August Ignore:8 Developing new products is not a small part of our company it is our lifeblood and integral to our business model. Biogen Idec and Amylin, like Forest, focus on business development in therapeutic areas such as acute care, cardiovascular, infectious disease, neurology, diabetes and obesity. Product acquisition and licensing is a topic at virtually every Forest Board meeting. The issue is not whether there is a narrow legal conflict under Delaware or U.S. antitrust laws it is whether Denner and Mulligan can be effective board members if they have to be recused from business development discussions at Forest. We Believe Icahn Doesn’t UnderstandForest’s Business and that He is Misrepresenting the Facts He Does not Deserve your Vote 2

Why Denner and Mulligan Are Conflicted Icahn doesn’t challenge the fact that important and overlapping therapeutic areas. Icahn’s argument that Biogen currently market Idec products thatand compete with Forest’s like Biogen Idec and Amylin, misses Forest isthecurrentlypoint looking for new opportunities to grow and manage patent expirations. In the last two years alone, Forest has evaluated 215 potential products in areas where Biogen Idec and Amylin are actively searching for new business opportunities, including: Neurology (94) including 14 Multiple Sclerosis products Acute Care (60) including 17 Cardiovascular and 27 Infectious Disease products Diabetes (56) including 8 GLP-1 based products directly competitive Obesity (5) Evaluating Product Opportunities is Integral to Forest and a Crucial Director Responsibility 3

Real Examples of Real Conflicts: Biogen Idec Two transactions completed by Biogen Idec were for cardiovascular and neuroscience products. Forest competed for the licensing of these products by conducting in-depth evaluations and holding direct discussions with the originating companies at the same time Biogen Idec was pursuing these opportunities. When Biogen Idec made a hostile offer for Facet in September 2009, Facet hired an investment bank to search for other suitors. Forest was approached and considered a potential acquisition. Abbott ultimately acquired Facet in March 2010. Forest had serious interest in a CNS product and conducted an in-depth assessment in 2010 regarding a possible acquisition of certain rights to such product. Biogen Idec had certain interests in the product and therefore Forest had to maintain a high level of confidentiality because of concerns that Biogen Idec might attempt to further its interests approach. Forest had discussions under confidentiality in 2009 with a U.S. based biotech company developing improved versions of beta interferon, which is in the same class as Avonex, Biogen main MS product.Idec’s Forest had in-depth discussions under confidentiality in 2010 with an Indian company developing an antibody that competes directly with Tysabri, potentially offering a superior safety profile and broader therapeutic applications. Within the last two years, Biogen Idec and Forest held executive level discussions regarding potential joint business opportunities. 4

Real Examples of Real Conflicts: Amylin During 2009 and 2010, Forest evaluated eight GLP-1 based products aimed at competing against Amylin’s and Bydureon. Several of these discussionsByetta were in depth and included discussions of business terms. Four transactions that Forest consummated in the last four years could have been of interest to Amylin given Amylin’s focus in building a diabetes and obesity pipeline. Two collaborations with Indian biotech companies to research and develop novel therapeutic targets for the treatment of metabolic diseases One co-development, co-commercialization collaboration with a U.S. biotech company in the area of diabetes One collaboration with a U.S. biotech company to license rights to a portfolio of novel and first-in-class compounds for the treatment of diabetes Amylin entered into a collaboration in the area of diabetes for products in which Forest had interest and held discussions with the originating company. Forest and Amylin previously held discussions to explore potential collaboration in therapeutic areas of joint interest and may do so in the future. 5

Why Coughlin and Saunders are Not Conflicted Forest director candidate Coughlin does not have a conflict of interest. Covidien is primarily a medical device company with less than 5% of 2010 sales derived from specialty pharma, which is predominantly a generics business Covidien’s two depression products non-promoted drugsreferenced that do not compete with Forest products, and we estimate collectively accounted for less than $35 million out of $10 billion in 2010 sales Forest director candidate Saunders does not have a conflict of interest. Unlike Denner and Mulligan, Saunders is not on the Board of any potential competitors Forest has no ophthalmic products at all and is not interested in this area The fact that Bausch + Lomb is owned by Warburg Pincus does not present a conflict for Saunders, who is not an employee of Warburg Pincus and is not on the board of any other Warburg Pincus portfolio company Forest’s Nominating Board carefully considered theCommittee candidacies of Messrs. Coughlin and Saunders and strongly recommends a vote for their election. Forest Does Not Compete With Covidien or Bausch + Lomb for Product Opportunities 6

Icahn Continues to Distract Forest Shareholders First, he strongly implied that HHS-OIG’s actions signaled bad acts and misconduct by management: he was wrong. Now, faced with the absence of any misconduct, Icahn through the gratuitous commentary of his lawyer seeks to portray as a corporate governance failure the mere presence of the Chairman and CEO, Mr. Solomon, at a single meeting (after six years of board oversight of the underlying DOJ investigation) where the unprecedented potential action on the Company was discussed: he is wrong. The Important Point is that the Assessment of the Situation andForest Board’s its Decision to Oppose the HHS-OIG Action Have Now Been Vindicated 7

Vote the White Proxy Card Today. RejectNominees! Icahn’s 8

Important Additional Information Forward Looking Information Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, changes in laws and regulations affecting the healthcare industry and the risk factors listed from time to -K (includingtime in the Annual Report on form 10-K for the fiscal year ended March 31, 2011), Quarterly Reports on Form 10-Q, and any subsequent SEC filings. Important Additional Information Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2011 Annual definitive proxy statement (as it may be amended, Exchange Commission (the “SEC”) in connection FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix B thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the charge at Forest Laboratories’ website at www. Avenue, New York, New York 10022. 9